Exhibit 1.3

                        PINNACLE WEST CAPITAL CORPORATION

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                               December 17, 2002

Credit Suisse First Boston Corporation
Salomon Smith Barney Inc.
     As Representatives of the Several Underwriters
         c/o Credit Suisse First Boston Corporation
                  Eleven Madison Avenue
                           New York, New York 10010

Dear Sir or Madam:

     1. INTRODUCTION. Pinnacle West Capital Corporation, an Arizona corporation (the "COMPANY"), proposes to issue and sell to the Underwriters named in Schedule A hereto (the "UNDERWRITERS") an aggregate of 5,700,000 shares (the "FIRM SHARES") and, at the election of the Underwriters, up to 855,000 additional shares (the "OPTIONAL SHARES") of Common Stock, no par value per share (the "STOCK") of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase being collectively called the "SHARES").

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. In connection with each offering of the Shares, the Company represents and warrants to, and agrees with, the several Underwriters that:

          (a) Two registration statements on Form S-3 (File Nos. 333-52476 and 333-101457) in respect of the Shares (and certain other securities) have been filed with the Securities and Exchange Commission (the "COMMISSION") (the earliest of such registration statements being sometimes called the "FIRST REGISTRATION STATEMENT" and the later the "SECOND REGISTRATION STATEMENT"); such registration statements and any post-effective amendment thereto, each in the form heretofore made available to Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. (each a "REPRESENTATIVE" and together the "REPRESENTATIVES"), have been declared effective by the Commission under the Securities Act of 1933, as amended (the "ACT"); and no stop order suspending the effectiveness of any such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statements or filed with the Commission pursuant to Rule
     424(a)  or 424(b)  under  the Act,  is  hereinafter  called a  "PRELIMINARY
     PROSPECTUS"   (provided  that  such  term  shall  include  the  preliminary prospectus  supplement  dated  December 13, 2002 and the  prospectus  dated
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     December  5,  2002);  the various  parts of such  registration  statements, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statements, each as amended from time to time, are hereinafter collectively called the "REGISTRATION STATEMENT"; the prospectus relating to the Shares, in the form in which it has most recently been filed, or prepared for filing, with the Commission on or prior to the date of this Agreement, including the prospectus supplement to be filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 4(a) hereof, is hereinafter called the "PROSPECTUS"; any reference herein to any Preliminary Prospectus or the
     Prospectus   shall  be  deemed  to  refer  to  and  include  the  documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to
     Section 13(a) or 15(d) of the Exchange Act after the effective  date of the
     Registration   Statement   that  is   incorporated   by  reference  in  the
     Registration Statement).

          (b) Each part of the Registration Statement relating to the Shares, when such part became effective, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission (the "RULES AND REGULATIONS"), and did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of this Agreement, the Registration Statement and the Prospectus conform in all material respects to the requirements of the Act and the Rules and Regulations and do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives specifically for use therein. The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations.

          (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Arizona and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, and where the failure to be so qualified would have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operation of the Company and its consolidated subsidiaries ("MATERIAL ADVERSE EFFECT").

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          (d) Each of Arizona Public Service  Company  ("APS") and Pinnacle West
     Energy   Corporation   ("PWEC"  and,   together  with  APS,  the  "MATERIAL
     SUBSIDIARIES") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each Material Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

          (e) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the consolidated financial position, stockholders' equity or results of operations of the Company and its consolidated
     subsidiaries,   otherwise  than  as  set  forth  or   contemplated  in  the
     Prospectus.

          (f) The Company has an authorized capitalization as set forth in the Prospectus; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders and other security holders of the Company have no preemptive rights with respect to any shares of capital stock of the Company except as described in the Prospectus.

          (g) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable and will conform to the description of the Stock contained in the Prospectus.

          (h) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which the Company or any of its Material Subsidiaries is bound or to which any of the property or assets of the Company or any of its Material Subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

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          (i) [Reserved.]

          (j) The  statements  set forth in the  Prospectus  under  the  caption
     "Description of Common Stock", insofar as they purport to constitute a summary of the terms of the Stock, are accurate, complete and fair.

          (k) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party which, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect and, to the Company's knowledge, no such proceedings are threatened by governmental authorities or others.

          (l) Except as disclosed in the Prospectus, the Company and each of its Material Subsidiaries has all corporate and other legal powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any such license, authorization, consent or approval would not have a Material Adverse Effect, and, as to APS, except that (a) APS from time to time may make minor extensions of its lines, plants, services or systems prior to the time a related franchise, certificate of convenience and necessity, license or permit is procured, (b) from time to time communities served by APS may become incorporated and considerable time may elapse before such a franchise is procured, (c) certain such franchises may have expired prior to the renegotiation thereof, (d) certain minor defects and exceptions may exist which, individually and in the aggregate, are not material and (e) certain franchises, certificates, licenses and permits may not be specific as to their geographical scope.

          (m) To the extent material to the Company and its Material Subsidiaries taken as a whole, they have good and marketable title to the real and personal property owned by them, and any real properties and buildings held under lease by the Company or its Material Subsidiaries are held under valid and enforceable leases, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not and will not have a Material Adverse Effect; provided, however, that this representation and warranty as to leases shall not extend to property held under lease from the Navajo Nation or under easement from the Federal Government, certain issues with respect to which are set forth in the Company's latest annual report on Form 10-K, as amended, as filed with the Commission.

          (n) Except as disclosed in the Prospectus, the operations and properties of the Company and its Material Subsidiaries comply in all material respects with all applicable foreign, federal, state or local laws and regulations and any decision or order of any governmental agency or body or any court relating to the environment, the effect of the environment on human health or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings or such noncompliance with Environmental Laws would not have a Material Adverse Effect.

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          (o) The Company is not and,  after  giving  effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

          (p) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the Rules and Regulations.

          (q) The financial statements included in the Registration Statements and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis (except as disclosed therein); and the schedules included in the Registration Statements present fairly in all material respects the information required to be stated therein.

          (r) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

          (s) Not later than the earliest Closing Date hereunder, the Shares will have been approved for listing on the New York Stock Exchange subject to notice of issuance.

          (t) This Agreement has been duly authorized, executed and delivered by the Company.

     3. PURCHASE, SALE AND DELIVERY OF SHARES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $30.397 per share, the respective numbers of Firm Shares set forth opposite the names of the Underwriters in Schedule A hereto.

     In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of this Agreement, the Underwriters may purchase all or less than all of the Optional Shares at the purchase price per share to be paid for the Firm Shares. The Company agrees to sell to the Underwriters the number of Optional Shares specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Shares. Such Optional Shares shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite such Underwriter's name bears to the total of Firm Shares (subject to adjustment to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in

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connection with the sale of the Firm Shares. No Optional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

     The time and date of delivery and payment shall be, with respect to the Firm Shares, 10:00 a.m., New York time, on December 23, 2002 or such other time and date as the Representatives and the Company may agree upon in writing, and with respect to the Optional Shares, a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters' election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. The time and date for delivery of the Firm Shares is herein called the "FIRST CLOSING DATE". Each time for the delivery of and payment for the Optional Shares, the "OPTIONAL CLOSING DATE", which may be the First Closing Date, shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Shares is given. Each such date for delivery is herein called a "CLOSING DATE".

     The Shares to be purchased by each Underwriter on the applicable Closing Date, shall be registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Company and shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the applicable Closing Date with respect thereto at the office of DTC or its designated custodian.

     4. COVENANTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters that:

          (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the second business day following the execution of this agreement.

          (b) The Company will advise the Representatives promptly of any proposed amendment or supplementation of the Registration Statement, or the Prospectus. The Company will also advise the Representatives of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances

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     under which they were made,  not  misleading,  or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any conditions set forth in Section 5 hereof.

          (d) As soon as practicable, but not later than 18 months, after the date of this Agreement, the Company will make generally available to its security holders an earning statement or statements (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Second Registration Statement (as defined in Rule 158(c) under the Act), which will satisfy the provisions of Section 11(a) of the Act and the rules and regulations thereunder.

          (e) The Company will furnish to the Underwriters or the Representatives such copies of the Registration Statement (including one copy of the Second Registration Statement for each Representative and for the counsel for the Underwriters, which is signed and includes all exhibits), any related preliminary prospectus supplements and the Prospectus, including all amendments or supplements to such documents, as may be reasonably requested.

          (f) The Company will arrange or cooperate in arrangements for the qualification of the Shares for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation in any State, to consent to service of process in any State other than with respect to claims arising out of the offering or sale of the Shares, or to meet other requirements deemed by it to be unduly burdensome.

          (g) During the period of five years after the date of this Agreement, the Company will furnish to the Representatives and, upon request, each of the other Underwriters, (i) as soon as practicable after the end of each fiscal year, a balance sheet and statements of income and changes in common stock equity of the Company as at the end of and for such year, all in reasonable detail and certified by independent public accountants, and (ii)
     (A) as soon as practicable after the end of each quarterly fiscal period (except for the last quarterly fiscal period of each fiscal year), a balance sheet and statement of income of the Company as at the end of and for such period, all in reasonable detail and certified by a principal financial or accounting officer of the Company, (B) as soon as available, a copy of each report of the Company filed with the Commission, and (C) from time to time, such other information concerning the Company as may reasonably be requested. So long as the Company has active subsidiaries, such financial statements will be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated.

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          (h) The Company  agrees to pay the costs and expenses  relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial
     statements  and  exhibits  thereto),  each  Preliminary   Prospectus,   the
     Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the
     Shares  on  the  New  York  Stock  Exchange;   (vi)  any   registration  or
     qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

          (i) For a period of 90 days after the date of this Agreement, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives; PROVIDED, HOWEVER, that the Company may issue and sell Stock, or grant stock options and other stock-based awards, in connection with its existing equity incentive and compensation plans, its savings plan, and its direct stock purchase and dividend reinvestment plan.

     5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Optional Shares to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions precedent:

          (a) On or prior to the date of this Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of

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     Deloitte & Touche confirming that they are independent  public  accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

               (i) in their opinion the financial statements and any schedules and any summary of earnings examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

               (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included in the Registration Statement;

               (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) the  unaudited  financial  statements,  if any,  and any summary of earnings included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;


                    (B) if any unaudited  "capsule"  information is contained in the Prospectus, the unaudited consolidated operating revenues, gross income, net income and net income per share amounts or other amounts constituting such "capsule" information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                    (C) at the date of the latest  available  balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the amounts of common stock, redeemable preferred stock, or non-redeemable preferred stock of the Company or any increase, exceeding $10,000,000, in long-term debt of the Company or, at the date of the most recent available unaudited financial statements there was any decrease in net assets as compared with most amounts shown in the most recent financial statements incorporated by reference in the Registration Statement; or

                    (D) for the  period  from  the  closing  date of the  latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in the amounts of total revenues or net income, except in all cases for increases or decreases which result from the declaration or payment of dividends;

          except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

          (b) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.

          (c) Subsequent to the execution of this Agreement, (i) there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of the Representatives, materially impairs the investment quality of the Shares, (ii) there shall not have occurred a suspension of trading in the Company's Stock by the Commission or the New York Stock Exchange or a suspension or material limitation in trading in securities generally on the New York Stock
     Exchange, (iii) there shall not have occurred a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities, (iv) no rating of any of the Company's debt securities shall have been lowered and there shall have been no public announcement that any such debt securities have been placed on CreditWatch, Watchlist, or under any similar surveillance or review, in each case with negative implications, by any recognized rating agency, (v) there shall not have occurred any major disruption of settlements of securities or clearance services in the United States, and (vi) there shall not have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Shares.

          (d) The Underwriters or the Representatives shall have received an opinion of Snell & Wilmer L.L.P., counsel for the Company, dated the relevant Closing Date, to the effect that:

               (i) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona with the corporate power and authority to carry on its business as described in the Prospectus;

               (ii) The Company has authorized capitalization as set forth in the Prospectus, and the Shares have been duly and validly authorized, executed, issued and delivered, and are fully paid and nonassessable, and conform to the description thereof in the Prospectus;

               (iii) [Reserved;]

               (iv) APS and PWEC have been duly incorporated and are validly existing as corporations in good standing under the laws of its jurisdiction of incorporation; APS and PWEC are duly qualified as a foreign corporations to do business, and are in good standing, in the States of (a) California, Montana, New Mexico, Oregon, Texas,
          Washington and Wyoming and (b) California, Nevada and New Mexico, respectively; and all of the issued shares of capital stock of each such subsidiary are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect to matters of fact upon certificates of officers of the Company or its subsidiaries, UCC searches or other appropriate information, provided that such counsel shall specify in its opinion the items relied upon);

               (v) To the actual knowledge of those persons in the Lawyer Group (defined below), except as described in the Prospectus, there are no pending or overtly threatened actions or proceedings before any court or governmental agency in which the Company or any of its subsidiaries is a party or in which any property of the Company or any of its subsidiaries is the subject, which are likely to have a materially adverse effect on the current or future consolidated financial position, stockholders equity or results of operations of the Company and its consolidated subsidiaries. With respect to the matters discussed in the immediately preceding sentence, the standard of materiality considered is that provided for in Item 103 (Reg.ss. 229.103) of Regulation S-K promulgated under the Securities Act of 1933, as amended. In giving the foregoing opinion, such counsel may rely solely upon inquiry among the lawyer group (the "LAWYER GROUP") consisting of those lawyers in the offices of Snell & Wilmer, L.L.P. who (i) have recorded any time on the transaction to which this opinion relates or (ii) have billed more than ten hours on any matter involving the Company the twelve-month period preceding December __, 2002, the date as of which the list of such lawyers was compiled for purposes of inquiry for this opinion. This opinion is limited to matters which have been given substantive attention by the Lawyer Group in the form of legal consultation as described in Paragraph 2 of the ABA Statement of Policy Regarding Lawyers' Responses to Auditors' Requests for Information (December 1975);

               (vi) This Agreement has been duly authorized, executed and delivered by the Company;

               (vii) The issue and sale of the Shares and the performance by the Company of its obligations under the Underwriting Agreement do not contravene or constitute a default under (a) the Articles or the Bylaws of the Company, (b) any material provision of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties known to such counsel and, in the case of any such order, described in the Company Certificate (as defined in and attached to such opinion), or (c) any contractual or legal restriction contained in any document listed in any of the Certificates (as defined in and attached to such opinion). In giving the opinion expressed in clause (c) of the immediately preceding sentence, such counsel may express no opinion regarding compliance by the Company or any subsidiary with any financial covenants required to be maintained by the Company or any subsidiary under any agreement or document;

               (viii) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws;

               (ix) The statements set forth in the Prospectus under the caption "Description of Common Stock", insofar as they purport to constitute a summary of the terms of the Stock are accurate, complete and fair in all material respects;

               (x) The Company is not an "investment company", as such term is defined in the Investment Company Act;

               (xi) The documents incorporated by reference in the Prospectus as amended or supplemented as of the Closing Date (other than financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel expresses no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations of the Commission thereunder; and

               (xii) The Registration Statement and the Prospectus, and each amendment or supplement thereto, as of the Closing Date (other than financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel expresses no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations thereunder. Although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statements or the Prospectus, except for those referred to in the opinion in Paragraph
          (ix) hereof, those persons in the Lawyer Group have no reason to believe that the Registration Statement, as of its effective date, or the Prospectus, as of the date of the Prospectus Supplement, or in either case, as of the Closing Date, or any amendment thereto, as of the Closing Date, excluding in all cases financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel expresses no opinion, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading. To the actual knowledge of those persons in the Lawyer Group, there are no legal or governmental proceedings required to be described in the Prospectus that are not described as required, nor any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

     In giving such opinion, Snell & Wilmer L.L.P. may rely to the extent such counsel deems appropriate upon certificates of the Company as to any factual matters upon which any such opinions are based and may rely on the opinion of Underwriters' counsel as to all matters governed by the law of the State of New

York, and further may rely upon the opinion of Morgan, Lewis & Bockius LLP, delivered to you at the Closing Date, as to all matters under the Public Utility Holding Company Act of 1935, as amended, and the Federal Power Act, as amended.

          (e) The Underwriters or the Representatives shall have received from counsel for the Underwriters such opinion or opinions, dated the relevant Closing Date, with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement, the Prospectus, and other related matters as may reasonably be required, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely as to the incorporation of the Company and all other matters governed by the laws of the State of Arizona upon the opinion of Snell & Wilmer L.L.P.

          (f) The Underwriters or the Representatives shall have received a certificate of the President or any Vice President and a principal financial or accounting officer of the Company, dated the relevant Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in, or any development involving a prospective material adverse change, in or affecting the consolidated financial position, stockholders' equity or results of operations of the Company and its consolidated subsidiaries, otherwise than as set forth or contemplated in the Prospectus or as described in such certificate.

          (g) The Underwriters or the Representatives shall have received a letter of Deloitte & Touche LLP, dated the relevant Closing Date, which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

          (h) The Representatives shall have received signed lock-up agreements in the form attached hereto as EXHIBIT A, dated the date of this Agreement, from each of the directors and executive officers (as defined under Section 16 of the Exchange Act) of the Company.

          (i) The Company will furnish the Underwriters or the Representatives with such conformed copies of such opinions, certificates, letters, and documents as may be reasonably requested.

     6. Indemnification.

          (a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement relating to the Shares, when such part became effective, any preliminary prospectus or preliminary prospectus supplement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred, as incurred, by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, or liabilities to which the Company or any such director, officer, or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement relating to the Shares, when such part became effective, any preliminary prospectus or preliminary prospectus supplement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein; and will reimburse any legal or other expenses reasonably incurred, as incurred, by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of a claim or action effected without its written consent, which shall not be unreasonably withheld.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party for any loss, claim, damage, liability, or action described in subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above on the following basis: (1) if such loss, claim, damage, liability, or action arises under subsection (a) above, then (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations; and (2) if such loss, claim, damage, liability, or action arises under subsection (b) above, then in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations; PROVIDED, HOWEVER, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Shares) be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter hereunder. For the purposes of clause (1) above, the relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. For the purposes of clauses (1) and (2) above, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     7. DEFAULT OF UNDERWRITERS. If any Underwriter or Underwriters default in their obligations to purchase Shares pursuant to this Agreement and the number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase is ten percent (10%) or less of the number of Shares that the Underwriters are obligated to purchase, the Underwriters or the Representatives may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the number of Shares with respect to which such default or defaults occur is more than the above-described amount and arrangements satisfactory to the remaining Underwriters and the Company for the purchase of such Shares by other persons are not made within thirty-six hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     8. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties, and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters or the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If this Agreement is terminated pursuant to Section 7, or if for any reason a purchase pursuant to this Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to
Section 6 shall remain in effect.

     9. NOTICES. All communications hereunder relating to any offering of Shares will be in writing, and, if sent to the Underwriters, may be mailed, delivered, or telecopied and confirmed to the Representatives, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010, Attention:
Transactions Advisory Group (fax: 212-325-4296) and c/o Salomon Smith Barney Inc., 388 Greenwich Street, New York, NY 10013 Attention: Canem Arkan; provided, however, that any notice to an Underwriter pursuant to Section 6 will be mailed, delivered, or telecopied and confirmed to each such Underwriter at its own address. All communications hereunder to the Company shall be mailed to the Company, Attention: Treasurer, at P.O. Box 53999, Phoenix, Arizona 85072-3999, or delivered, or telecopied and confirmed to the Company at 400 North Fifth Street, Phoenix, Arizona 85004 (fax: 602-250-5640).

     10. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and the Underwriter or Underwriters as are named in Schedule A hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

     11. REPRESENTATION OF UNDERWRITERS. The Representatives may act for the Underwriters in connection with the offering contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon the Underwriters.

     12. EXECUTION IN COUNTERPART. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute a single instrument.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.


                                        Very truly yours,

                                        PINNACLE WEST CAPITAL CORPORATION



                                        By: Barbara M. Gomez
                                            ------------------------------------
                                            Name: Barbara M. Gomez
                                            Title: Treasurer


The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A.

Credit Suisse First Boston Corporation
Salomon Smith Barney Inc.

By:  CREDIT SUISSE FIRST BOSTON CORPORATION, as Representative


By: Rodney Miller
    ------------------------------------------
    (Credit Suisse First Boston Corporation)

                                   SCHEDULE A

Underwriter                                                Number of Firm Shares
-----------                                                ---------------------

Credit Suisse First Boston Corporation .................          1,425,000
Salomon Smith Barney Inc. ..............................          1,425,000
Barclays Capital, Inc. .................................          1,425,000
J.P. Morgan Securities Inc. ............................            555,750
UBS Warburg LLC ........................................            555,750
BNY Capital Markets, Inc. ..............................            156,750
KBC Financial Products USA Inc. ........................            156,750
                                                                  ---------
Total ..................................................          5,700,000
                                                                  =========

                                    EXHIBIT A


                                [FORM OF LOCK-UP]

                                                               December __, 2002


Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, NY   10010-3629

Salomon Smith Barney Inc.
388 Greenwich Street
New York, NY 10013

Ladies and Gentlemen:

     As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in an orderly market for the Common Stock, no par value per share, (the "SECURITIES") of Pinnacle West Capital Corporation, and any successor (by merger or otherwise) thereto, (the "COMPANY"), the undersigned hereby agrees that from the date hereof and until 90 days after the public offering date set forth on the final prospectus used to sell the Securities (the "PUBLIC OFFERING DATE") pursuant to the Underwriting Agreement, to which you are or expect to become parties, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. In addition, the undersigned agrees that, without the prior written consent of Credit Suisse First Boston Corporation and Salomon Smith Barney Inc., the undersigned will not, during the period commencing on the date hereof and ending 90 days after the Public Offering Date, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

     Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Securities acquired by the undersigned in the open market after the completion of the offering of the Securities will not be subject to this Agreement. A bona fide gift or a transfer of Securities to a family member or trust may be made, provided the gift recipient or transferee agrees to be bound in writing by the terms of this Agreement.

     In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement

     This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before December 31, 2002.

                                        Very truly yours,


                                        ----------------------------------------
                                        [NAME]

                                       22